Superior Venture Corp.

Suite 220 - 2 Old Brompton Road

South Kensington, London

SW7 3DQ

United Kingdom

News Release

Superior Venture Corp. subsidiary, Ilustrato Pictures Signs New $8 Million Production Deal With China-Based Film Group

London, England – PR Newswire – Nov. 29, 2012 – Superior Venture Corp. ("Superior" or “the Company”) (OTCQB:SVEN) through its wholly owned subsidiary Ilustrato Pictures Ltd. (“Ilustrato”), has signed a feature film development deal for domestic motion picture co-production with Beijing-based Hairun Pictures with a total budget value of USD $8 million.

The feature film Stuck is a domestic Chinese drama set in a traffic jam in Northern China that is designed primarily for distribution to the domestic Chinese market. The second feature, Disoriented, is an English language crime thriller based on a true story set in North America. The two films are expected to go into production in 2013.

Brian Hammond, Company President and CEO of Superior Venture Corp. states, “Our development deal with Hairun Pictures gives us the opportunity to add a significant base to our Chinese domestic film roster. Both of the films will involve the writing and development assets that our subsidiary, Ilustrato Pictures brings to the table. They also follow the formula we are establishing for Chinese content films distributed to domestic Chinese box offices, which are largely integrated vertically through the production studios in China. It’s a unique pairing that gives both of our companies a distinct strategic advantage.”

“There are very few film companies tapping into the Chinese film market in this way, so we hope to capture a lion’s share of the business through these early strategic partnerships,” Mr. Hammond adds.

Hairun Pictures is a Beijing-based film and TV company with over 800 episodes of Chinese television drama and domestic Chinese film productions per year.

About Superior Venture Corp.

Superior Venture Corp. is a US based public company. Its wholly owned subsidiary, Ilustrato Pictures Ltd. is an international motion picture development and production company seeking to co-create feature film projects with Chinese film companies. All of its projects are financed, produced and distributed in partnership with domestic Chinese companies. Ilustrato Pictures has developed extensive infrastructure and distribution networks in China –the fastest growing and most dynamic movie market in the world.

For more information see www.superiorventurecorp.com

1

Contact:

Investor Relations
Tel: +44 (0) 207 543 7720

###

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Superior Venture Corp.. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the advantages of Superior Venture’s products and services, anticipated advantages resulting from the merger, whether funding anticipated from completing the merger will result in successful completion and development of the film development component of the business and its market acceptance, the business strategy, plans and objectives of the Company and Ilustrato Pictures Ltd.; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results and ultimate corporate actions could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the perception of investors of the newly merged company and their willingness to fund this newly public company, the demand for films and film development, new products and services developed by other companies, market share garnered by competitors, ability to maintain customer and vendor relationships, and those factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov), among other factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

2